UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2012

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 25, 2012, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”) in Butte, Montana. At the Annual Meeting, 34,493,122 shares of common stock, par value $.01, were present in person or by proxies. This represents approximately 95% of the 36,345,920 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the meeting, the stockholders:

•	Elected all eight of the directors nominated by the Board of Directors;

•	Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

•	Approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement.

Set forth below are the final voting results on each such matter.

1. Election of Directors. The Board of Directors of the Company nominated eight persons for election as directors of the Company, each to hold office for a one-year term expiring at the 2013 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, and no other person was nominated. The votes cast for or withheld with respect to each nominee were as follows:

			Broker
Name of Director	For	Withheld	Non-Votes
Stephen P. Adik	32,298,007	33,089	2,162,026
Dorothy M. Bradley	32,297,304	33,792	2,162,026
E. Linn Draper Jr.	32,290,411	40,685	2,162,026
Dana J. Dykhouse	32,301,584	29,512	2,162,026
Julia L. Johnson	32,103,706	227,390	2,162,026
Philip L. Maslowe	32,290,056	41,040	2,162,026
Denton Louis Peoples	32,295,275	35,821	2,162,026
Robert C. Rowe	32,304,197	26,899	2,162,026

2. Ratification of Independent Registered Public Accounting Firm. The votes cast with respect to this matter were as follows:

For	Against	Abstain
33,528,360	942,384	22,378

3. Advisory Vote on Executive Compensation. The votes cast with respect to this matter were as follows:

For	Against	Abstain	Non-Votes
30,619,631	167,776	1,543,689	2,162,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 27, 2012